Contacts:	David L. Kerr Senior Vice President – Corporate Development 713.386.1420 dkerr@comsys.com	Amy Bobbitt Senior Vice President & Chief Accounting Officer 480.777.6680

abobbitt@comsys.com

COMSYS IT PARTNERS’ CREDIT FACILITY EXTENDED THROUGH MARCH 2012

HOUSTON, TX (March 24, 2009) – COMSYS IT Partners, Inc. (NASDAQ:CITP) today announced certain amendments to its existing credit facility that include, among other things:

•	an extension of its maturity date for two years from March 31, 2010 to March 31, 2012,

•	a reduction in commitments under the facility from $160 million to $110 million, and

•	an increase in the LIBOR spread from 1.75% to 3.75%.

The amended facility also preserved an important provision from the existing facility, which provides that no financial covenants are in effect as long as excess availability at the end of a month is $25 million or higher (excess availability at closing was approximately $47.0 million).

After completing the amendments, the Company had outstanding revolving credit borrowings of approximately $61.5 million. In connection with the amendments, the Company redeemed its $20.0 million US treasury money market fund and used the proceeds to repay borrowings under the facility.

“As the result of these amendments, the interest rate on our LIBOR borrowings has risen to approximately 4.3%, but our unused commitment fees have been reduced due to the reduction in the total commitments,” COMSYS Senior Vice President David L. Kerr stated. “We believe that we have more-than-sufficient liquidity to operate our business and do not expect to be subject to any financial covenant for the foreseeable future. We are also pleased with the confidence our lenders have shown in us by allowing the Company for the first time to make stock repurchases or pay dividends in an aggregate amount of up to $10 million, even though we have no current plans on either count at this point.”

“This year we have focused on improving our balance sheet, and the extension of the maturity date of our revolver was a priority,” COMSYS Chief Executive Officer Larry L. Enterline stated. “We would specifically like to thank our lenders for showing their support with this loan amendment despite the economic turmoil and tightened credit markets. It not only confirms the continuing strength in our operations and cash flows, but also gives us the financial flexibility to make appropriate investments in our business and maintain our infrastructure through the duration of this recession, however long that may be.”

Enterline continued, “Our clients will benefit from this refinancing through our enhanced long-term financial stability and the preservation of our workforce, while our shareholders will benefit as we preserve and enhance our client relationships through this economic downturn and into an economic recovery.”

About COMSYS IT Partners
COMSYS IT Partners, Inc. (NASDAQ: CITP) is a leading IT services company with 52 offices across the U.S. and offices in Puerto Rico, Canada and the U.K.  COMSYS service offerings include contingent and direct hire placement of IT professionals as well as a wide range of technical services and solutions addressing requirements across the enterprise.  TAPFIN Process Solutions delivers critical management solutions across the resource spectrum from contingent workers to outsourced services.

Forward-looking Statements
Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that could affect the Company’s plans, objectives, future operating results, financial condition, performance and business. These statements may be identified by words such as “estimate,” “forecast,” “plan,” “intend,” “believe,” “should,” “expect,” “anticipate,” or variations or negatives thereof, or by similar or comparable words or phrases. These forward-looking statements are largely based on the Company’s expectations and beliefs concerning future events, which reflect estimates and assumptions made by management. These estimates and assumptions reflect the Company’s best judgment based on currently known market conditions and other factors relating to its operations and business environment, all of which are difficult to predict and many of which are beyond its control, including:

•	economic declines that affect the Company’s business, including its profitability, liquidity or the ability to comply with applicable loan covenants;

•	the financial stability of the Company’s lenders and their ability to honor their commitments related to our credit agreements;

•	adverse changes in credit and capital markets conditions that may affect the Company’s ability to obtain financing or refinancing on favorable terms or that may warrant changes to existing credit terms;

•	the financial stability of the Company’s customers and other business partners and their ability to pay their outstanding obligations;

•	changes in levels of unemployment and other economic conditions in the United States, or in particular regions or industries;

•	the impact of competitive pressures on the Company’s ability to maintain or improve its operating margins, including pricing pressures as well as any change in the demand for its services;

•	the risk in an uncertain economic environment of increased incidences of employment disputes, employment litigation and workers’ compensation claims;

•	the Company’s success in attracting, training, retaining and motivating billable consultants and key officers and employees;

•	the Company’s ability to shift a larger percentage of its business mix into IT solutions, project management and business process outsourcing and, if successful, the Company’s ability to manage those types of business profitably;

•	weakness or reductions in corporate information technology spending levels;

•	the Company’s ability to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions;

•	the entry of new competitors into the U.S. staffing services market due to the limited barriers to entry or the expansion of existing competitors in that market;

•	increases in employment-related costs such as healthcare and unemployment taxes;

••

the possibility of the Company’s incurring liability for the activities of its billable consultants or for events impacting its billable consultants on clients’ premises;

•	the risk that the Company may be subject to claims for indemnification under its customer contracts;

•	the risk that cost cutting or restructuring activities could cause an adverse impact on certain of the Company’s operations;

•	adverse changes to management’s periodic estimates of future cash flows that may affect the Company’s assessment of its ability to fully recover its goodwill; and

•	whether governments will amend existing regulations or impose additional regulations or licensing requirements in such a manner as to increase the Company’s costs of doing business.

Although the Company believes its estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond its control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this report are not guarantees of future performance, and the Company cannot assure any reader that those statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in this section as well as the “Risk Factors” section included in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this report. The Company does not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on the Company’s behalf.

-END-